Exhibit A
                               REPORTING AGREEMENT

        In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other parties as follows:

     1. Such party agrees to affirm that it is a member of a group together with the other parties hereto with respect to the Common Stock, par value $.01 per share ("Common Stock"), of Centennial Communications Corp. (the "Company") for purposes of the applicable rules of The Nasdaq Stock Market, Inc.'s National Market, and agrees to so acknowledge in all filings (the "Required Filings") required to be made by such party pursuant to Section 13(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. Such party is responsible for the filing of its own Statement on
Schedule 13D and other Required Filings and such party agrees to file its Required Filings and any amendments thereto on a timely basis. Such party is responsible for the completeness and accuracy of the information concerning such party contained in such party's Required Filings; provided that no such party is responsible for the completeness or accuracy of the information concerning the other parties contained in such party's Required Filings, unless such party knows that such information is inaccurate.

     3. Such party agrees to notify each other party hereto as soon as reasonably practicable of (i) an increase or decrease in the number of shares of Common Stock beneficially owned by such party or (ii) any other change to the information set forth in any Required Filing of such party.

     4. This Agreement shall terminate without further action by any party hereto upon the earlier to occur of (i) the termination of all of the provisions of the First Amended and Restated Stockholders Agreement dated as of January 20, 1999, as amended, among the Company and the other parties thereto (the "Stockholders Agreement") and (ii) the date on which the parties hereto beneficially own in the aggregate less than a majority of the voting power of the Company; provided that paragraph 5 of this Agreement shall survive any such termination. Without limiting any party's rights or obligations under the Stockholders Agreement, nothing herein shall prohibit, limit or restrict the right of any party to transfer, sell or dispose of any Common Stock or other securities of the Company, nor limit or restrict the right of any party to vote such securities in its sole discretion, nor shall anything herein require any party to retain any number or percentage of the shares of Common Stock.

     5. Such party hereby indemnifies each other party hereto and the affiliates of such other party (each, an "Indemnified Person") against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any action, suit or proceeding incurred or suffered by any Indemnified Person arising out of any violation by such party of Section 13(d) of the Exchange Act or any of the rules and regulations promulgated thereunder relating to the Common Stock.

     6. This Agreement has been executed as of the date set forth on the signature pages hereto and will automatically and without further action of the parties become effective as of the consummation of the firm portion of the registered public offering by the Company of at least 27,000,000, and (without the consent of Welsh, Carson, Anderson & Stowe VIII, L.P. and Blackstone Management Associates III, L.P., which consent may be withheld in the sole discretion of the consenting party) no more than 30,000,000, shares of Common Stock pursuant to a registration statement that becomes effective no later than September 30, 2003; provided that such offering includes an over-allotment option (whether or not exercised) of at least 15% of the shares of Common Stock included in the firm portion of the registered public offering, which shares will be sold by affiliates of Blackstone Management Associates III, L.L.C.

     This Agreement shall be governed by the internal laws of the State of New York and may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts taken together shall constitute but one agreement.

Dated:   September 10, 2003

                                   WELSH, CARSON, ANDERSON &
                                   STOWE VII, L.P.

                                   By:   WCAS VII Partners, L.P., General
                                           Partner

                                   By:   /s/ Jonathan M. Rather
                                         ------------------------------------
                                         General Partner


                                   WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

                                   By:   WCAS VIII Associates, L.L.C.,
                                           General Partner

                                   By:   /s/ Jonathan M. Rather
                                         ------------------------------------
                                         Managing Member


                                   WCAS CAPITAL PARTNERS III, L.P.

                                   By:   WCAS CP III Associates, L.L.C.,
                                           General Partner

                                   By:   /s/ Jonathan M. Rather
                                         -------------------------------------
                                         Managing Member

                                   WCAS INFORMATION PARTNERS, L.P.

                                   By:   /s/ Jonathan M. Rather
                                         -------------------------------------
                                         General Partner


                                   Patrick J. Welsh
                                   Russell L. Carson
                                   Bruce K. Anderson
                                   Thomas E. McInerney
                                   Robert A. Minicucci
                                   Anthony J. de Nicola
                                   Paul B. Queally
                                   D. Scott Mackesy
                                   John Clark
                                   James R. Matthews
                                   Sanjay Swani
                                   Jonathan M. Rather


                                   By:   /s/ Jonathan M. Rather
                                         ------------------------------------
                                         Jonathan M. Rather
                                         Individually and as
                                         Attorney-in-fact


                                   BLACKSTONE CCC CAPITAL
                                   PARTNERS L.P.

                                   By:   Blackstone Management Associates
                                           III L.L.C., Its general partner

                                   By:   /s/ Lawrence H. Guffey
                                         ------------------------------------
                                         Name: Lawrence H. Guffey
                                         Title: Member

                                   BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS
                                       L.P.

                                   By:   Blackstone Management Associates
                                           III L.L.C., Its general partner

                                   By:   /s/ Lawrence H. Guffey
                                         ------------------------------------
                                         Name: Lawrence H. Guffey
                                         Title: Member


                                   BLACKSTONE FAMILY INVESTMENT PARTNERSHIP
                                       III L.P.

                                   By:   Blackstone Management Associates
                                           III L.L.C., Its general partner

                                   By:   /s/ Lawrence H. Guffey
                                         ------------------------------------
                                         Name: Lawrence H. Guffey
                                         Title: Member